                                    PRESS RELEASE

INTERNATIONAL SEAWAYS ANNOUNCES SALE OF OWNERSHIP INTEREST IN LNG JOINT VENTURE

Transaction Strengthens International Seaways’ Balance Sheet and Furthers Capital Allocation Strategy

New York, NY – October 7 – International Seaways, Inc. (NYSE: INSW) (the “Company” or “INSW”), one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets, announced today that the Company has sold its 49.9% ownership interest in its joint venture with Qatar Gas Transport Company Ltd. (Nakilat), which owns four liquefied natural gas (“LNG”) carriers to Nakilat for $123 million in cash.

 “Nakilat and INSW worked in partnership to conclude this transaction, demonstrating the high level of teamwork the companies have shared for over 15 years,” said Lois K. Zabrocky, International Seaways’ President and CEO.  “Nakilat continues to be a very valued INSW partner and remains an important part of our ongoing commitment to our business relationships in Qatar. By monetizing our interest in the joint venture, we unlocked significant value for shareholders and further strengthened our balance sheet.”

Jeff Pribor, the Company’s CFO, added “This important transaction positions INSW to further our capital allocation strategy.  Following our success growing and renewing our fleet, deleveraging and returning cash to shareholders remain our top priorities.”

About International Seaways, Inc.
International Seaways, Inc. (NYSE: INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. International Seaways owns and operates a fleet of 42 vessels, including 13 VLCCs, two Suezmaxes, six Aframaxes/LR2s, 12 Panamaxes/LR1s and 7 MR tankers. Through joint ventures, it currently has ownership interests in two floating storage and offloading service vessels. International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. International Seaways is headquartered in New York City, NY. Additional information is available at www.intlseas.com.
About Nakilat
Nakilat is a Qatari LNG transport company providing an essential transportation link in the State of Qatar’s LNG supply chain. Its LNG shipping fleet is the largest in the world, comprised of 69 LNG vessels. Nakilat also owns and manages one Floating Storage Regasification Unit (“FSRU”) vessel and four large Liquified Petroleum Gas (“LPG”) carriers. Nakilat operates the ship repair and construction facilities at Erhama Bin Jaber Al Jalahma Shipyard in Ras Laffan Industrial City via two strategic joint ventures: N-KOM and NDSQ. Nakilat also offers a full range of marine support services to vessels operating in Qatari waters. For more information visit: www.nakilat.com.

Forward-Looking Statements
This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends, its prospects, including statements regarding vessel acquisitions, trends in the tanker markets, and possibilities of strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for 2018 for the Company, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:
David Siever
International Seaways, Inc.
(212) 578-1635
dsiever@intlseas.com